UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 15, 2014

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors approved the increase of the number of members serving on the Company’s Board of Directors from two (2) to three (3).

The Board of Directors of the Company accepted the resignations of Michael Rouse as Chief Executive Officer and Chairman-of-the-Board and Phyllis Rouse as Secretary-Treasurer and Director. Michael Rouse has agreed to continue to serve on the Company’s Board of Directors and as its President.

There is no known disagreement between the Company and Michael Rouse and/or Phyllis Rouse, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices, nor has an officer or director been removed for cause.

The Company elected Mr. Enzo Cirillo, a majority controlling stakeholder in Turbine Truck Engines, to the Company’s Board of Directors to fill the unexpired term of Phyllis Rouse and appointed Enzo Cirillo to serve as the Company’s Chairman of the Board. Additionally, Mr. Cirillo has been appointed as Turbine Truck Engines’ interim Chief Executive Officer, effective immediately, until a permanent replacement is hired.

Also, the Company’s Board of Directors elected Christopher David to serve as the Company's Secretary-Treasurer and as a Director to fill the newly created position on the Board of Directors.

All corporate Officers and Board of Director members of Turbine Truck Engines, Inc. will serve without compensation at this time. The biographies of the new Officer and Directors are set forth below:

Enzo Cirillo Chief Executive Officer and Chairman-of-the-Board (46)

Enzo Cirillo is the CEO/President/Owner of a number of private companies doing business, in both Canada and the United States, in a variety of industries such as technology, commercial and residential high-rise real estate development, health/fitness facilities and transportation. In addition, Mr. Cirillo is an active private equity investor in both private and public entities.

Mr. Cirillo holds a BA, Math from York University in Toronto. In addition, Mr. Cirillo was captain of the York University football team preceded by his time playing for the Toronto Athletics, a semi-professional football development team for the Toronto Argonauts of the Canadian Football League.

Mr. Cirillo beneficially owns or controls 186,129,492 shares of the Company’s common stock. Individually, Mr. Cirillo holds 5,900,000 shares, his wife holds 5,730,000 shares and 2367416 Ontario, Inc. (“236”), a Canadian corporation, of which Mr. Cirillo is the principal partner, holds 174,499,492 restricted common shares.

In a related party transaction, on July 30, 2013, the Company signed an Agreement with 2367416 Ontario, Inc., whereby “236” agreed to provide financing to the Company in the initial sum of $450,000 (Four Hundred Fifty Thousand Dollars) and a maximum of $10,000,000 (Ten Million Dollars) in accordance with the terms of the Agreement. To date $670,000 has been advanced and 174,499,492 common shares of restricted stock have been issued to “236” as provided under the Agreement.

Christopher David – Secretary, Treasurer and Director (55)

Christopher David has been a private venture investor for 20 years in both private and public companies. In addition, Mr. David has been an advisor on operational, internal control, marketing and finance matters to numerous small and medium size businesses in the pharmaceutical, bio-tech, television-movie media, real-estate, technology and industrial commodity industries. Mr. David has been a shareholder of Turbine Truck Engines for over 4 years prior to assuming his duties as Secretary/Treasurer and Director of the company. Prior to Mr. David professional business career, he retired from the U S Navy officer ranks in 1994. Mr. David holds a BA from University of Washington.

Mr. David holds 13,305,500 of the Company’s common stock.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Date	Document
1.01	August 13, 2014	Resignation of Michael Rouse*
1.02	August 13, 2014	Resignation of Phyllis Rouse*
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*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: August 15, 2014	By:	/s/ Enzo Cirillo
Enzo Cirillo, Interim - CEO